UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________________
FORM 8-K
__________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

__________________________________________________________________
NCI Building Systems, Inc.
(Exact name of Registrant as specified in its charter)
__________________________________________________________________

Delaware (State or other jurisdiction of incorporation)	001-14315 (Commission File Number)	76-0127701 (IRS Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788
__________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective November 16, 2017, the board of directors (the “Board”) of NCI Building Systems, Inc. (“NCI” or the “Company”) approved, authorized and adopted the Fifth Amended and Restated By-Laws of the Company (the “By-Laws”). The following is a summary of the change effected by the adoption of the By-Laws, which is qualified in its entirety by reference to the By-Laws filed as Exhibit 3.1 hereto and incorporated by reference herein.

Article III, Section 2, was amended to revise the mandatory retirement age of directors from the age of 78 to 75; provided, however, those directors serving on the Board as of the date hereof who have already reached the age of 75 may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such persons shall not have surpassed the age of 78.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Fifth Amended and Restated By-laws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary

Date: November 21, 2017